Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-283783, 333-283782, 333-253633, 333-212994, 333-192788, 333-171400, 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc. of our reports dated February 25, 2025, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, NY

February 25, 2025